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                                                                    EXHIBIT 99.1


NEON Communications Finalizes New Financing From Northeast Utilities

WESTBOROUGH, Mass.--(BUSINESS WIRE)--June 18, 2001--NEON(R) Communications, Inc. (NASDAQ:NOPT - news) and Northeast Utilities (NYSE:NU - news) announced today the finalization of an agreement under which NU has provided $15 million of additional financing to assist in the continued expansion of NEON's fiber optic network.

NU, New England's largest electric utility system, and NEON have entered into a purchase agreement for $15 million in the form of 18% subordinated notes due in 2008. NU may convert the subordinated notes at any time into NEON common stock at a conversion price of $6 per share, or 2.5 million shares, subject to certain anti-dilution provisions. NU, an original investor in NEON, already owns nearly
4.8 million shares of NEON's 21.3 million shares of outstanding common stock.

"We believe strongly in NEON's business model and in the need for additional high-bandwidth fiber-optic services in New England and elsewhere in the Northeast," said John Forsgren, NU Vice Chairman and Chief Financial Officer, and a member of the NEON Board of Directors. "The geographic reach of NEON is very similar to the geographic focus of NU's energy business, and we are well aware of the need businesses and institutions in our region have for the services NEON provides."

Stephen Courter, NEON Chairman and CEO, welcomed NU's additional investment, saying: "The new funding from Northeast Utilities, along with additional funding arrangements being discussed with other parties, and the bookings of new business to date in 2001, will all contribute to NEON's continuing drive to become EBITDA positive in the second quarter of 2002. There is steadily increasing interest on the part of major telecommunications carriers in NEON's market niche as a deep regional provider of bandwidth in secondary and tertiary markets as well as the hub cities of the Northeast and Mid-Atlantic regions - something that was an important element in NU's decision to provide NEON with additional funding."

NEON Communications, Inc. is a wholesale communications provider of high bandwidth fiber optic capacity and comprehensive end-to-end communications solutions to regional and national communications carriers on a 2,000-mile inter-city regional and metro network in the $50 billion eleven-state Northeast and Mid-Atlantic markets, including Boston, New York, Philadelphia and Washington, DC. NEON is based in Westborough, MA. For more information on NEON, visit its website at www.neoninc.com.

Northeast Utilities serves nearly 1.8 million electric customers in Connecticut, New Hampshire and Massachusetts, and 187,000 natural gas customers in Connecticut and is one of the largest competitive energy suppliers in New England. For more information on NU, visit NU's website at www.nu.com.

"NEON" is a registered trademark of NEON Communications, Inc. (NOTE: This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements concerning future plans for expansion, financing and completion of the NEON system. Such statements are subject to risks


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and uncertainties which could cause actual results to differ materially from those anticipated, including those detailed in the section entitled "Risk Factors" and elsewhere in the Company's Registration Statement on Form S-3 (File No. 333-34234), Annual Report on Form 10-K for the year ended December 31, 2000, and subsequent filings with the Securities and Exchange Commission, and should be read in light of these risks. The Company assumes no obligation to update the information contained in this news release.)

Contact:

     NEON Communications, Inc.
     (media and investors)
     Fred Kocher
     508.616.7819
     or
     Northeast Utilities
     (investors)
     Jeffrey R. Kotkin
     860.665.5154
     or
     Northeast Utilities
     (media)
     Frank J. Poirot
     860.665.3409